                                                                    Exhibit 99.1

                Workstream Inc. Announces Second Quarter Results

                  Xylo Acquisition Completed in Second Quarter

Ottawa, CANADA, January 14, 2003 - Workstream Inc. (NASDAQ - WSTM), a leading provider of Human Capital Management Web-enabled solutions and professional services, today announced its second quarter financial results for the period ended November 30, 2002. All figures are in U.S. dollars.

Revenue for the second quarter was $4,975,429 compared to revenue for the same period last year of $4,391,844. Gross profit for the second quarter was $3,956,704 versus $3,545,276 for the same period last year. The increase in revenue and gross profit was primarily due to the acquisitions completed during fiscal 2002 and the first six months of this year. EBITDA loss was $617,664 ($0.03 per share) for the second quarter compared to $566,349 ($0.04 per share) for the same period last year. The increase in the EBITDA loss was due primarily to the integration of the recent acquisitions which were completed in the first half of this year. The EBITDA loss this quarter had decreased by $528,952 compared to the first quarter of this fiscal year due to the reduction of redundant expenses associated with the recent acquisitions. Net loss for the quarter was $2,056,059 ($0.11 per share) compared to a net loss of $914,567 ($0.07 per share) in the same quarter last year. The increase in the net loss was primarily caused by the increase in the amortization of intangibles acquired in the above mentioned acquisitions.

"Workstream increased its revenues and improved its gross profit while, reducing its operating costs, excluding amortization, in the second quarter compared to the first quarter this year. Management continues to focus on growth in the Enterprise Software business while increasing our recurring revenue base and customer services. We believe that investments in business operations and internal controls will produce positive results by providing new functionality to our enterprise software customers and build on our already impressive client base," says Michael Mullarkey, Chairman and CEO.

Second Quarter Highlights:

    o Completed the acquisition of Xylo, Inc.;

    o Introduced WorkPerks Employee Retention Management (ERM) solutions;

    o Signed and implemented WorkPerks at Raytheon Company; and

    o Released ICE 2.0 Internet Candidate Exchange career management solution which enhanced our Allen And Associates' services.

"Our second quarter was highlighted by the completion of the acquisition of Xylo, Inc and the introduction of our WorkPerks program. With our WorkPerks program, we can now offer our clients an ERM solution that will help their employees balance the demands of their professional and personal life. Recognition and assistance by an employer to employees' worklife issues can positively affect productivity within the organization," stated Mullarkey.

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

About Workstream Inc.

Workstream Inc. (NASDAQ: WSTM) is a leading provider of Web-enabled tools and professional services for Human Capital Management (HCM). Offering a diversified suite of high-tech and high-touch services to address the full lifecycle of the employer/employee relationship, Workstream ensures more effective management of corporate assets via automation and outsourcing. Workstream's HCM technology backbone enables companies to streamline the management of enterprise human capital processes, including recruitment, assessment, integration, deployment and outplacement. Workstream offers a full-range of HCM products and services through its 17 offices and 200 dedicated human resource professionals across North America. The company's expertise has motivated many blue-chip organizations such as Eli Lilly, Nike, Samsung, KPMG and Sony Music to select Workstream.

For more information visit http:www.workstreaminc.com or call toll free 1-866-470-WORK.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

                  For more information contact:



Investor Relations:
Tammie Brown
Workstream Inc.
Tel: 877-327-8483 ext. 263
Email: tammie.brown@workstreaminc.com
       ------------------------------

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
WORKSTREAM INC.
CONSOLIDATED BALANCE SHEETS
(UNITED STATES DOLLARS)

                                                                              November 30, 2002
                                                                                 (UNAUDITED)              May 31, 2002
                                                                                 -----------              ------------
ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                                  $    162,563              $  1,297,656
     Restricted cash                                                               2,292,481                 1,957,090
     Short-term investments                                                           62,209                   345,206
     Accounts receivable, net of allowance for doubtful accounts of
        $223,494 (May 31, 2002 - $165,870)                                         2,014,958                 1,314,958
     Prepaid expenses                                                                171,842                   144,400
     Deferred tax asset                                                              135,000                   135,000
     Other receivables                                                               111,072                    91,188
                                                                                ------------              ------------
                                                                                   4,950,125                 5,285,498

CAPITAL ASSETS                                                                     2,356,957                 1,557,303
DEFERRED TAX ASSET                                                                   694,148                   694,148
OTHER ASSETS                                                                         285,865                   146,605
ACQUIRED INTANGIBLE ASSETS                                                        11,597,150                 2,853,871
GOODWILL                                                                          18,856,459                12,738,172
                                                                                ------------              ------------
                                                                                $ 38,740,704              $ 23,275,597
                                                                                ============              ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                                           $  2,194,786              $  1,136,662
     Accrued liabilities                                                           1,508,206                   839,078
     Accrued exit costs                                                              738,509                         -
     Line of credit                                                                1,521,208                 1,364,723
     Accrued compensation                                                          1,266,023                   900,360
     Current portion of long-term obligations                                         41,609                    26,175
     Current portion of related party obligations                                    989,787                 1,116,943
     Deferred income tax liability                                                         -                   490,862
     Current portion of capital lease obligations                                    240,596                    48,411
     Deferred revenue                                                              1,656,908                 1,038,886
                                                                                ------------              ------------
                                                                                  10,157,632                 6,962,100

DEFERRED INCOME TAX LIABILITY                                                      4,636,536                   650,686
CAPITAL LEASE OBLIGATIONS                                                             94,266                   119,939
LEASEHOLD INDUCEMENTS                                                                116,385                   143,866
CONVERTIBLE NOTES                                                                    244,349                   131,597
LONG-TERM OBLIGATIONS                                                                 89,448                   102,521
RELATED PARTY OBLIGATION                                                             333,931                   408,070
                                                                                ------------              ------------
                                                                                  15,672,547                 8,518,779
                                                                                ------------              ------------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
CAPITAL STOCK
     Issued and outstanding - 18,699,379 common shares
     (May 31, 2002 - 14,851,905)                                                  45,843,584                33,135,734
     Additional paid-in capital                                                    4,675,015                 4,792,887
     Accumulated other comprehensive loss                                           (891,752)                 (885,961)
     Accumulated deficit                                                         (26,558,690)              (22,285,842)
                                                                                ------------              ------------
                                                                                  23,068,157                14,756,818
                                                                                ------------              ------------
                                                                                $ 38,740,704              $ 23,275,597
                                                                                ============              ============


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
WORKSTREAM INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNITED STATES DOLLARS)

                                                                         Three Months
                                                                             Ended         Six Months Ended       Six Months
                                               Three Months Ended         November 30,       November 30,       Ended November
                                               November 30, 2002              2001               2002              30, 2001
                                               ------------------        -------------     ----------------     --------------
REVENUE                                          $  4,975,429            $  4,391,844        $  9,621,143        $  6,241,122


COST OF REVENUES                                    1,018,725                 846,568           1,897,722           1,429,944
                                                 ------------            ------------        ------------        ------------

GROSS PROFIT                                        3,956,704               3,545,276           7,723,421           4,811,178
                                                 ------------            ------------        ------------        ------------

EXPENSES
Selling and marketing                               1,651,329               1,870,996           3,702,478           2,881,723
General and administrative                          2,510,700               2,050,783           5,064,644           2,585,579
Research and development                              412,339                 189,846             720,579             534,909
Amortization and depreciation                       1,742,119                 389,678           2,998,485             703,756
                                                 ------------            ------------        ------------        ------------
                                                    6,316,487               4,501,303          12,486,186           6,705,967
                                                 ------------            ------------        ------------        ------------


OPERATING LOSS                                     (2,359,783)               (956,027)         (4,762,765)         (1,894,789)
                                                 ------------            ------------        ------------        ------------

OTHER INCOME AND EXPENSES
Interest and other income                              23,595                  38,522              36,527             100,987
Interest and other expense                           (183,634)                (27,152)           (342,242)            (66,753)
                                                 ------------            ------------        ------------        ------------
                                                     (160,039)                 11,370            (305,715)             34,234
                                                 ------------            ------------        ------------        ------------


LOSS BEFORE INCOME TAX                             (2,519,822)               (944,657)         (5,068,480)         (1,860,555)
Recovery of deferred income taxes                     463,763                  30,090             795,632             176,628
                                                 ------------            ------------        ------------        ------------

NET LOSS FOR THE PERIOD                          $ (2,056,059)           $   (914,567)       $ (4,272,848)       $ (1,683,927)
                                                 ============            ============        ============        ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING DURING THE PERIOD                      18,582,012              13,297,943          17,783,387          11,418,688
                                                 ============            ============        ============        ============

BASIC AND DILUTED NET LOSS PER SHARE             $      (0.11)           $      (0.07)       $      (0.24)       $      (0.15)
                                                 ============            ============        ============        ============


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